Exhibit 99.1

TVI CORPORATION ANNOUNCES PRELIMINARY RESULTS

OF 2008 ANNUAL MEETING OF STOCKHOLDERS

GLENN DALE, MD – June 20, 2008 – TVI Corporation (NASDAQ: TVIN), today announced that based on a preliminary count provided by its proxy solicitation firm, The Altman Group, stockholders have re-elected the Company’s nominees – current directors Todd Parchman and Richard Sullivan – to the TVI Board of Directors at today’s Annual Meeting of Stockholders.

In addition, based on the preliminary count, TVI’s proposals to approve the Company’s 2008 Equity Incentive Plan and ratify the appointment of Stegman & Company as its independent registered public accounting firm for 2008 have passed. Stockholders also voted in favor of a non-binding proposal to declassify the Company’s Board and against a number of stockholder proposals submitted by a dissident stockholder, including a proposal to increase the vote required to elect a director in a non-contested election from a plurality to a majority, and a non-binding proposal to reimburse the dissident for expenses incurred for his solicitation efforts in connection with his shareholder proposals.

The preliminary count is subject to the final tabulation of voting results, which will be provided by the independent inspector of elections appointed for the meeting in approximately 2-3 weeks. The Company will publicly release the results of the final tabulation and final vote totals for each of the matters properly presented at the meeting also will be included in the Company’s quarterly report on Form 10-Q to be filed for the fiscal quarter ending June 30, 2008.

“We are gratified that Todd and Richard will continue to serve on the TVI Corporation Board of Directors,” said Lt. General Harley A. Hughes, TVI’s President and Chief Executive Officer. “Our Board is committed to building value for our stockholders and we will continue to maintain that dedication in the future.”

Those attending the meeting today heard TVI Corporation’s President and Chief Executive Officer Lt. General Harley A. Hughes review the Company’s business objectives and strategic initiatives, and provide an update on TVI’s progress.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a registered trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should,” “anticipates,” “believes,” “expects,” “might result,” “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange

Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation
Harley A. Hughes, President and Chief Executive Officer
(301) 352-8800

Sharon Merrill Associates
Jim Buckley, Executive Vice President
(617) 542-5300